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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 7, 2003

STARBERRYS CORPORATION
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	0-25541 (Commission File Number)	91-1948357 (IRS Employer Identification No.)
2236 Folkestone Way, Suite 21 West Vancouver, BC V7S 2X7 (Address of principal executive offices)

Registrant's telephone number, including area code: (604) 922-0113

Item 2: Changes in Registrant's Certifying Accountant.

        The Company's plan to change the firm to audit the financial statements of the Company for the fiscal year ended September 30, 2002 from Andersen Andersen & Strong of Salt Lake City, Utah to the Vancouver, BC office of PricewaterhouseCoopers ("PwC"), as described in the July 12, 2002 Form 8-K filed by the Company was not implemented.

        Following an internal review by PwC, the Company was informed that, contrary to the earlier indication communicated to the management of the Company, PwC were not able to be the certifying accountant for the Company. The reasons provided were the anticipated nexus of the Company's operations being in the United States and internal policies of PwC which precluded them from performing audit work from the Vancouver office for a company in our situation. PwC were never formally engaged. The dismissal of Andersen Andersen & Strong was never finalized, so there is no new engagement date to report. Although no change in auditors was implemented, letters of both accounting firms are being filed as exhibits to this Form 8-K in the interest of disclosure.

        Therefore, the arrangements for replacing Andersen, Andersen & Strong were never formalized.

        Andersen, Andersen and Strong have agreed to proceed as the Company's auditors on the same basis as they had been previously engaged. In connection with Andersen Andersen & Strong's agreement to continue as the Company's auditors, they were not consulted regarding any matter described in Item 304(a)(2) of Regulation S-B.

        Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBERRYS CORPORATION
Date: December 23, 2002	/s/ JOHN H. GOODWIN John H. Goodwin President & Chief Executive Officer

(c)
Exhibit:

16.1
Letter of PricewaterhouseCoopers on not accepting the appointment as certifying accountant for the Company.

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FORM 8-K
Item 2: Changes in Registrant's Certifying Accountant.